UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933

Date of Report (Date of earliest event reported): November 26, 2012

OWENS MORTGAGE INVESTMENT FUND, a California Limited Partnership
(Exact Name of Registrant as Specified in its Charter)

California	000-17248	68-0023931

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California	94595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On September 20, 2012, TOTB Miami, LLC (“TOTB”), a limited liability company wholly-owned by Owens Mortgage Investment Fund, a California Limited Partnership (the “Partnership”) and its general partner, Owens Financial Group, Inc. (the “General Partner”), and MI-1900 Treasures Investor LLC, a Delaware limited liability company (the “Buyer”) entered into a Purchase Agreement and Deposit Receipt (the “Agreement”), whereby the Buyer agreed, subject to the terms and conditions of the Agreement, to purchase all of the real property (constituting 169 residential condominium units, a residential apartment building containing 160 units, and certain undeveloped real property) and certain associated rights and properties held by TOTB (collectively, the “Property”). The purchase price to be paid by the Buyer to TOTB for the Property was to be $45,500,000, all cash payable as follows: (i) the sum of $2,000,000 was to be paid from a deposit made to an escrow agent to secure the Buyer’s performance; and (ii) the balance of $43,500,000, subject to adjustments and proration provided for in the Agreement, was to be made by the Buyer in good collective funds to TOTB. There are no material relationships between the Partnership and its affiliates and the Buyer, other than in respect of the Agreement.

Commencing on the date of the Agreement, the Buyer had until November 5, 2012 (the “Inspection Period”) to conduct independent investigations, studies and tests as the Buyer deemed necessary concerning TOTB’s ownership, operation, use, development and/or the suitability of the Property for the Buyer’s intended purposes. On November 1, 2012, TOTB and the Buyer entered into the First Amendment to the Agreement in order to: (i) extend the Inspection Period to November 27, 2012; and (ii) extend the closing date from December 5, 2012 to December 7, 2012, subject to other provisions of the Agreement and fulfillment of all closing conditions. In the event the Buyer was not satisfied with the results of the Buyer’s inspection, or for any other reason, in the Buyer’s sole and absolute discretion, the Buyer could cancel the Agreement and the transactions contemplated thereby prior to the expiration of the Inspection Period, in which event the escrow agent shall return the deposit of $2,000,000 and all interest thereon to the Buyer and whereby on all parties shall be released from all further obligations under the Agreement (except those that expressly survive the termination of the Agreement). The Agreement provided that TOTB shall retain all rights in, to, and under those currently pending lawsuits with respect to the Property and as described therein.

On November 26, 2012, the Buyer terminated and canceled the Agreement pursuant to its rights under Section 7 of the Agreement and instructed the escrow agent to return its $2,000,000 deposit and all interest earned thereon. No material early termination penalties were incurred by the Partnership, TOTB, or the General Partner.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS MORTGAGE INVESTMENT FUND,
a California Limited Partnership

By:  Owens Financial Group, Inc., General Partner

Dated:           November 29, 2012                                        By: /s/ William C. Owens
William C. Owens, President